Exhibit 1.01

XCEL ENERGY INC.

(a Minnesota corporation)

COMMON STOCK

(PAR VALUE $2.50 PER SHARE)

EQUITY DISTRIBUTION AGREEMENT

November 5, 2021

Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019	J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10017

BofA Securities, Inc. One Bryant Park New York, New York 10036	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013	MUFG Securities Americas Inc. 1221 Avenue of the Americas, 6th Floor New York, New York 10020

Wells Fargo Securities, LLC 30 Hudson Yards 500 West 33rd Street New York, New York 10001

Ladies and Gentlemen:

Xcel Energy Inc., a Minnesota corporation (the “Company”), proposes to issue and sell through or to Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc. and Wells Fargo Securities, LLC, each as sales agent and/or principal (each, a “Manager” and collectively, the “Managers”), on the terms set forth in this equity distribution agreement (this “Agreement”), shares of its common stock, par value $2.50 per share (the “Common Stock”), having an aggregate gross sales price of up to $800,000,000 (the “Shares”) on the terms set forth in Section 2 of this Agreement. The Company agrees that whenever it determines to sell the Shares directly to any Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”), in form and substance mutually satisfactory to such Manager and the Company, relating to such sale in accordance with Section 2(f) of this Agreement. The Company and the Managers understand that the aggregate gross sales price of Shares to be sold pursuant to this Agreement shall not exceed $800,000,000 (the “Maximum Program Amount”).

1. Representations and Warranties. The Company represents and warrants to, and agrees with, the Managers that:

(a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Act”), and has filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” as defined under Rule 405 under the Act, including a prospectus, for the registration under the Act of certain securities (the “Shelf Securities”), including the Shares, which registration statement initially became effective not earlier than three years prior to the date hereof. Such registration statement (File No. 333- 255446) and prospectus may have been amended or supplemented from time to time prior to the date of this Agreement. Any such amendment or supplement was filed with the Commission and any such amendment has become effective. As used in this Agreement:

(i) “Time of Sale” means each time Shares are sold pursuant to this Agreement;

(ii) “Effective Date” means any date as of which any part of such registration statement relating to the Shares became, or is deemed to have become, effective under the Act in accordance with the rules and regulations thereunder;

(iii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 under the Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Shares;

(iv) “Disclosure Package” means, as of any Time of Sale, the Prospectus (as amended and supplemented at such Time of Sale), together with each Issuer Free Writing Prospectus;

(v) “Prospectus” means the base prospectus of the Company in the form in which it appears in the Registration Statement together with the final prospectus supplement relating to the Shares, in the form in which it shall be filed by the Company with the Commission pursuant to Rule 424 under the Act (including the base prospectus as so supplemented) and the most recent Interim Prospectus Supplement (as defined in Section 5(b) below), if any; and

(vi) “Registration Statement” means, collectively, the various parts of such registration statement of the Company, each as amended as of the Effective Date for such part, including any Prospectus, any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement and all exhibits to such registration statement.

Any reference herein to the Registration Statement, the Disclosure Package, the Prospectus or any Interim Prospectus Supplement shall be deemed to refer to and include the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date of this Agreement and, if the Company files any documents pursuant to the Exchange Act after the date of this Agreement and prior to the termination of the offering of the Shares by the Managers, which documents are deemed to be incorporated by reference into the Prospectus, such filing shall constitute an amendment or supplement to the Registration Statement and the Prospectus and the term “Registration Statement” and the “Prospectus” shall refer also to said Registration Statement or Prospectus, as the case may be, as supplemented by the documents so filed from and after the time said documents are filed with the Commission.

(b) As of the determination date applicable to the Registration Statement (and any amendment thereof) and the offering contemplated hereby, the Company is a “well-known seasoned issuer” (as defined in Rule 405 under the Act) eligible to use Form S-3 for the offering of the Shares, including not having been an “ineligible issuer” (as defined in Rule 405) at any such time or date.

(c) No order preventing or suspending the use of any Issuer Free Writing Prospectus, the Prospectus or the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or threatened by the Commission; and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Act has been received by the Company.

(d) (i) (A) On each Effective Date, (B) as of each Time of Sale, (C) at each Settlement Date (as defined below) and (D) at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares (the “Delivery Period”), the Registration Statement complied and will comply in all material respects with the requirements of the Act and the respective rules and regulations of the Commission thereunder; and (ii) each of the Prospectus and any Interim Prospectus Supplement complies, or will comply, as of the date that such document is filed with the Commission, as of each Time of Sale, as of each Settlement Date and at all times during the Delivery Period, in all material respects with the Act and the rules and regulations of the Commission thereunder. The base prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 of the Act, complied when so filed in all material respects with the rules under the Act, and each Prospectus delivered to the Managers for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T under the Act.

(e) (i) As of the date hereof and on each Effective Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements therein not misleading; (ii) as of each Time of Sale, the Disclosure Package will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) as of its date and as of any Settlement Date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representations or warranties as to (A) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended, of the Trustee or (B) the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to the Company by any Manager specifically for use in the Registration Statement or Prospectus, it being understood and agreed that the only such information so furnished consists of the information described in Section 9(g) hereof.

(f) The documents incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Act or the Exchange Act and the rules and regulations of the Commission thereunder, and any documents so filed and incorporated by reference subsequent to the date of this Agreement or any further amendment or supplement to the Prospectus will, when they are filed with the Commission, conform in all material respects to the requirements of the Act or the Exchange Act and the rules and regulations of the Commission thereunder; and none of such documents include or will include any untrue statement of a material fact or omit or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) Prior to the execution of this Agreement, the Company has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior consent of the Managers; any such Issuer Free Writing Prospectus the use of which has been consented to by the Company and the Managers are listed on Schedule I hereto; the Company has complied and will comply with the requirements of Rule 433 under the Act with respect to any such Issuer Free Writing Prospectus; any such Issuer Free Writing Prospectus will not, as of its issue date at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Managers, include any information that conflicts with the information contained in the Registration Statement and the Prospectus, and any such Issuer Free Writing Prospectus, when taken together with the information contained in the Registration Statement and the Prospectus, did not, when issued or filed pursuant to Rule 433, and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to statements or omissions made therein in reliance upon and in conformity with the information furnished to the Company by any Manager expressly for use therein, it being understood and agreed that the only such information so furnished consists of the information described in Section 9(g) hereof.

(h) The financial statements of the Company and its consolidated subsidiaries filed as a part of or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and fairly present the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and changes in financial position for the periods specified, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as disclosed in such financial statements.

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Minnesota; and the Company is qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and the failure to so qualify might permanently impair the title to property material to its operations or its right to enforce a material contract against others or expose it to substantial liability, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise) of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(j) Each of Northern States Power Company, a Minnesota corporation, Northern States Power Company, a Wisconsin corporation, Public Service Company of Colorado, and Southwestern Public Service Company (each a “Significant Subsidiary” and collectively, “Significant Subsidiaries”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to be in good standing or qualified would not, individually or in the aggregate, have a Material Adverse Effect. There are no other subsidiaries of the Company that would be deemed “significant subsidiaries” under Rule 1-02 of Regulation S-X under the Exchange Act.

(k) Since the most recent dates as of which information is given in the Disclosure Package and the Prospectus, there has been no material adverse change in the condition of the Company and its subsidiaries taken as a whole, financial or otherwise, whether or not arising in the ordinary course of business, otherwise than as set forth or contemplated in the Disclosure Package and the Prospectus.

(l) The execution and delivery of this Agreement, the issuance and delivery of the Shares, the consummation of the transactions herein contemplated and the fulfillment of the terms hereof, and compliance with the terms and provisions of this Agreement did not and will not (i) conflict with, or result in the breach of, any of the terms, provisions or conditions of the Amended and Restated Articles of Incorporation or Bylaws of the Company, as amended, or (ii) conflict with, or result in the breach or violation of any of the terms or provisions of, or constitute a default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other contract, agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which its or their properties are subject, or (iii) result in the violation of any law, statute, order, rule or regulation applicable to the Company or any of its Significant Subsidiaries of any court or of any federal or state regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any of its Significant Subsidiaries or over their respective properties except, in the case of clauses (ii) or (iii), any such conflict, breach or violation which, if it did exist, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m) The Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered and paid for as provided herein, will be duly authorized, validly issued and fully paid and nonassessable and will conform to the description of the Common Stock in the Disclosure Package and Prospectus. Shareholders of the Company will have no preemptive rights with respect to the issuance of the Shares.

(n) This Agreement has been duly authorized, executed and delivered by the Company.

(o) No approval of, or any consent, authorization or order of, or filing or registration with, any regulatory public body, state or federal, or any court having jurisdiction over the Company, is, or will be at the relevant Settlement Date, necessary in connection with the issuance and sale of the Shares pursuant to this Agreement or the execution, delivery and performance of this Agreement, other than such approvals that have been obtained under the Act and approvals that may be required under state securities laws or regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(p) Other than as set forth or contemplated in the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party which would reasonably be expected to have a Material Adverse Effect; and, to the best of the Company’s knowledge, there are no proceedings that are threatened or contemplated by governmental authorities or threatened by others that are required to be described in the Disclosure Package which are not described as required.

(q) (i)(x) Other than as set forth or contemplated in the Disclosure Package and the Prospectus, to the best of the Company’s knowledge, there has been no security breach or other compromise of or relating to any of the Company’s or the Significant Subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and the Significant Subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data, except as would not, in the case of this clause (i), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) to the best of the Company’s knowledge, the Company and the Significant Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the commercially reasonable protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) the Company and the Significant Subsidiaries have implemented backup and disaster recovery technology reasonably consistent with industry standards and practices.

(r) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(s) The Company has implemented and maintains in effect policies and procedures designed to ensure, in its reasonable judgment, compliance by the Company, its Significant Subsidiaries and their respective directors, officers, employees and agents (in their capacities as such) with anti-corruption laws and applicable economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State (“Sanctions”), and the Company, its Significant Subsidiaries and, to the Company’s knowledge, each of the foregoing’s respective officers, employees, directors and agents (in each case, in their respective capacities as such) are in compliance with anti-corruption laws and applicable Sanctions and are not knowingly engaged in any activity that would reasonably be expected to result in the Company being designated as a sanctioned person. None of the Company, any Significant Subsidiary or, to the Company’s knowledge, any of the foregoing’s respective directors, officers or employees (in their capacities as such) is a sanctioned person. The Company will not use the proceeds from the sale of the Shares in violation of any anti-corruption law or applicable Sanctions.

2. Sale of Common Stock. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Managers agree that the Company may from time to time seek to sell Shares through a Manager, acting as sales agent as follows:

(a) The Company may submit its orders to such Manager from any of the individuals listed as an authorized representative of the Company on Schedule III hereto (the “Authorized Representatives”) by telephone (including any price, time or size limits or other customary parameters or conditions), or as otherwise agreed to between the Company and such Manager, to sell all of the Shares designated to be sold by it on any Trading Day (as defined herein) which order shall be confirmed by such Manager (and accepted by the Company) by electronic mail using a form substantially similar to that attached hereto as Exhibit A (a “Transaction Confirmation”). The Company may sell Shares on any Trading Day through only one of the Managers, but not more than one, as provided in Section 2(h) hereof. As used herein, “Trading Day” shall mean any trading day on the Nasdaq Stock Market LLC (“Nasdaq”), other than a day on which Nasdaq is scheduled to close prior to its regular weekday closing time.

(b) Subject to the terms and conditions hereof, each Manager shall use its commercially reasonable efforts consistent with normal trading and sales practices to execute any Company order submitted to it hereunder to sell all of the Shares designated to be sold by it on any Trading Day and with respect to which such Manager has agreed to act as sales agent. The Shares may be offered and sold by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including without limitation sales made directly on Nasdaq, on any other existing trading market for the Common Stock or to or through a market maker other than on an exchange or through an electronic communications network (such transactions are hereinafter referred to as “At the Market Offerings”), or subject to the terms set forth in Section 2(f) of this Agreement, any other method permitted by law, including but not limited to, privately negotiated transactions. No Manager shall have any obligation to offer or sell any Shares, and the Company acknowledges and agrees that no Manager shall have any such obligation, in the event an offer or sale of the Shares on behalf of the Company may, in the judgment of such Manager, constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act or such Manager reasonably believes it may be deemed to be an “underwriter” under the Act in a transaction that is other than by means of ordinary brokers’ transactions between members of Nasdaq that qualify for delivery of a Prospectus to Nasdaq in accordance with Rule 153 under the Act.

(c) (A) The Company shall not authorize the issuance and sale of, and each Manager shall not sell, any Share at a price lower than the minimum price therefor designated by the Company pursuant to Section 2(a) above. In addition, the Company (through an Authorized Representative) or any Manager may, upon notice to the other party hereto by telephone (confirmed promptly by email or facsimile), suspend an offering of the Shares pursuant to this Agreement; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice. The Company acknowledges and agrees that (i) there can be no assurance that any Manager will be successful in selling the Shares, (ii) no Manager will incur any liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason and (iii) no Manager shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement.

(B) If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and sales of the Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(d) Each Manager shall provide written confirmation (which may be by facsimile or email) to the Company following the close of trading on Nasdaq each day in which Shares are sold under this Agreement setting forth (i) the amount of Shares sold on such day, (ii) the gross offering proceeds received from such sale, (iii) the aggregate Net Proceeds (as defined in Section 3 of this Agreement) to the Company and (iv) the commission payable by the Company to such Manager with respect to such sales.

(e) At each Time of Sale, Settlement Date and Representation Date (as defined below), the Company shall be deemed to have affirmed each representation and warranty contained in Section 1 of this Agreement. Any obligation of any Manager to use its commercially reasonable efforts to sell the Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 8 of this Agreement.

(f) If the Company wishes to issue and sell the Shares to or through any Manager other than in an At the Market Offering (each, a “Placement”), it will notify a Manager of the proposed terms of such Placement. If such Manager wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, such Manager and the Company will enter into a Terms Agreement setting forth the terms of such Placement. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement will control.

(g) Each Manager hereby covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to Section 2(a), other than (i) by means of At the Market Offerings, and (ii) such other sales of the Shares on behalf of the Company pursuant to a Placement under Section 2(f) or as otherwise agreed by the Company and such Manager.

(h) The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares or any other equity security of the Company shall only be effected by or through only one of the Managers on any single Trading Day, but in no event by more than one, and the Company shall in no event request that more than one Manager sell Shares on the same day.

3. Fees. The gross sales price of any shares sold under this Agreement shall be the actual execution price of the Shares sold by each Manager under this Agreement. The compensation to each Manager for sales of the Shares with respect to which any Manager acts as sales agent hereunder shall be up to 1.0% of the gross sales price of the Shares sold by such Manager pursuant to this Agreement. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in connection with such sales, shall constitute the net proceeds to the Company for such shares (the “Net Proceeds”). Each Manager shall notify the Company as promptly as practicable if any such deduction will be required.

4. Payment, Delivery and Other Obligations. Settlement for sales of the Shares pursuant to this Agreement will occur on the second (2nd) business day that is also a Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through a Manager for settlement on such date shall be issued and delivered by the Company to such Manager against payment of the Net Proceeds from the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to such Manager’s or its designee’s account (provided that such Manager shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit/Withdrawal at Custodian (DWAC) system or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payment in same day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (i) hold such Manager harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or based upon such default by the Company and (ii) pay such Manager any commission, discount or other compensation to which it would otherwise be entitled absent such default.

5. Agreements of the Company. The Company agrees with the Managers as follows:

(a) The Company will cause the Prospectus, in a form approved by the Managers, to be filed pursuant to Rule 424(b) under the Act and will notify the Managers promptly of such filing. The Company will promptly advise the Managers (i) when any amendment to the Registration Statement has been filed or shall have become effective, (ii) when any subsequent supplement to the Prospectus (including documents deemed to be incorporated by reference into the Prospectus) has been filed and shall furnish the Managers with copies thereof, (iii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, (v) of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, (vi) of the initiation or threatening of any proceeding or examination for any such purpose or pursuant to Section 8A of the Act, and (vii) of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information. During the period beginning upon the delivery of a Transaction Confirmation related to the sale of Shares through the Settlement Date for such Shares, the Company will not file any amendment to the Registration Statement or supplement to the Prospectus (other than (i) any prospectus supplement relating to the offering of Shelf Securities other than the Shares and (ii) annual reports on Form 10-K, quarterly reports on Form 10-Q and Current Reports on Form 8-K filed with the Commission pursuant to the Exchange Act and incorporated by reference in the Prospectus and the Registration Statement) unless the Company has furnished to the Managers a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Managers reasonably object. During the Delivery Period, the Company will file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus. Following the date hereof and during the Delivery Period, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, the Company will promptly use its best efforts to obtain the withdrawal of such order.

(b) During the Delivery Period, the Company will include in its quarterly reports on Form 10-Q, and in its annual reports on Form 10-K, a summary detailing, for the relevant reporting period, (i) the aggregate number of Shares sold through the Managers pursuant to this Agreement, (ii) the aggregate Net Proceeds received by the Company from such sales of Shares and (iii) the compensation paid by the Company to the Managers with respect to such sales (or alternatively, to prepare a prospectus supplement (each, an “Interim Prospectus Supplement”) with such summary information and, at least once a quarter and subject to Section 5(a) above, file such Interim Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rules 430A, 430B or 430C under the Securities Act)).

(c) If, after the date hereof and during any period beginning upon the delivery of a Transaction Confirmation related to the sale of Shares through the Settlement Date for such Shares, any event occurs as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules and regulations of the Commission thereunder, the Company promptly, subject to paragraph (a) of this Section 5, will prepare and file an amendment or supplement to the Prospectus with the Commission and furnish to the Managers a reasonable number of copies thereof, or will make a filing with the Commission pursuant to Section 13 or 14 of the Exchange Act, which will correct such statement or omission or will effect such compliance.

(d) The Company will make generally available to its security holders and to the Managers a consolidated earnings statement (which need not be audited) of the Company, for a twelve-month period beginning after the date of the Prospectus filed pursuant to Rule 424(b) under the Act, as soon as is reasonably practicable after the end of such period, but in any event no later than eighteen months after the “effective date of the Registration Statement” (as defined in Rule 158(c) under the Act), which will satisfy the provision of Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including at the option of the Company, Rule 158).

(e) The Company will deliver to the Managers conformed copies of the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus (including all documents incorporated by reference therein) and, during the Delivery Period, all amendments of and supplements to such documents, in each case as soon as available and in such quantities as the Managers may reasonably request.

(f) Without the prior written consent of the Managers, the Company has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act.

(g) The Company will promptly file all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act and will retain as and to the extent required by Rule 433 under the Act all Issuer Free Writing Prospectuses not required to be filed with the Commission pursuant to the rules and regulations under the Act. If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, the Company will notify the Managers and, upon their request, file such document and prepare and furnish without charge to the Managers as many copies as the Managers may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(h) The Company will furnish such information, execute such instruments and take such action as may be required to qualify the Shares for sale under the laws of such jurisdictions in the United States as the Managers may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

(i) For a period of two years after the date hereof, the Company will furnish (or cause to be furnished) to the Managers upon request, copies of all reports and financial statements filed with the Commission or any national securities exchange.

(j) During any period beginning upon the delivery of a Transaction Confirmation related to the sale of Shares through the Settlement Date for such Shares, the Company will not offer, sell, contract to sell, pledge, grant any option to sell or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Common Stock or securities convertible into or exchangeable for any shares of Common Stock or warrants or other rights to purchase the Common Stock or other securities of the Company that are substantially similar to the Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, except for issuances pursuant to the exercise or conversion of stock options, restricted stock or restricted stock units, or performance shares or convertible notes outstanding on the date of this Agreement, grants of employee stock options, restricted stock or restricted stock units, or performance shares pursuant to the terms of a plan in effect on the date of this Agreement, issuances pursuant to the exercise or conversion of such stock options, restricted stock or restricted stock units, or performance shares, the filing of registration statements on Form S-8 and amendments thereto in connection with such stock options, restricted stock or restricted stock units, or performance shares or the Company’s employee stock purchase plans in existence on the date of this Agreement, issuances pursuant to the dividend reinvestment and stock purchase plan in place on the date of this Agreement, the issuances pursuant to any dividend reinvestment and stock purchase plan that replaces the Company’s current dividend reinvestment and stock purchase plan, the filing of registration statements on Form S-3 and amendments thereto in connection with such dividend reinvestment and stock purchase plans and issuances of any shares of Common Stock in accordance with this Agreement, without (A) giving the Managers at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (B) the Managers suspending activity under this program for such period of time as requested by the Company.

(k) [Reserved].

(l) The Company will use its best efforts to maintain the listing of the Common Stock on Nasdaq.

(m) In connection with the offering of the Shares, the Company will not, and will use its best efforts to cause its controlled affiliates not to, either alone or with one or more other persons (i) bid for or purchase for any account in which it or any such affiliate has a beneficial interest in any Shares or attempt to induce any person to purchase any Shares or (ii) make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Shares.

(n) The Company will not take, directly or indirectly, any action which is designed to stabilize or manipulate, or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation, of the price of any security of the Company in connection with the offering of the Shares.

(o) If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold, prior to such third anniversary, the Company will file, subject to Section 5(a), a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption (references herein to the Registration Statement shall include the new registration statement declared effective by the Commission).

(p) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than a prospectus supplement relating solely to the offering of Shelf Securities other than the Shares or a Current Report on Form 8-K, unless the Managers shall otherwise reasonably request) or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Managers shall otherwise reasonably request) (such commencement date (and any such recommencement date, if applicable) and each such date referred to in clause (i) and (ii), a “Representation Date”), to furnish or cause to be furnished to the Managers forthwith a certificate dated and delivered as of such date, in form reasonably satisfactory to the Managers, to the effect that the statements contained in the certificate referred to in Section 8(d) of this Agreement are true and correct at the time of such commencement, recommencement, amendment, supplement or filing, as the case may be, as though made at and as of such time modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(q) On each Representation Date, the Company shall cause to be furnished to the Managers, dated as of such date, in form and substance satisfactory to the Managers, the written opinion of Amanda Rome, Executive Vice President and General Counsel of the Company or Amy L. Schneider, Vice President, Corporate Secretary and Securities of the Company (or other reasonably acceptable internal counsel of the Company) and Jones Day, Chicago, Illinois, counsel for the Company, as described in Section 8(b), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(r) On each Representation Date, Hunton Andrews Kurth LLP, counsel to the Managers, shall furnish to the Managers a written opinion or opinion and negative assurance letter, dated as of such date in form and substance reasonably satisfactory to the Managers.

With respect to Sections 5(q) and 5(r) above, in lieu of delivering such an opinion or negative assurance letter for dates subsequent to the commencement of the offering of the Shares under this Agreement such counsel may furnish the Managers with a letter (a “Reliance Letter”) to the effect that the Managers may rely on a prior opinion or negative assurance letter delivered under Section 5(q) or Section 5(r), as the case may be, to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).

(s) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder) and each time that (i) the Registration Statement or the Prospectus is amended or supplemented to include additional financial information, (ii) the Company files an annual report on Form 10-K or quarterly report on Form 10-Q, (iii) there is furnished with the Commission by the Company any document which contains financial information, including any earnings release, (iv) there is filed with the Commission any document (other than an annual report on Form 10-K or quarterly report on Form 10-Q) incorporated by reference into the Prospectus which contains additional or amended financial information, or (v) on such other dates as may be reasonably requested by the Managers, Deloitte & Touche LLP, independent public accountants for the Company, shall deliver to the Managers the comfort letter(s) described in Section 8(e).

(t) The Company will comply with the Due Diligence Protocol attached hereto on Schedule II and any other due diligence review or call reasonably requested by the Managers.

(u) The Company will reserve and keep available at all times, free of preemptive rights, Shares for the purpose of enabling the Company to satisfy its obligations hereunder.

(v) The Company consents to the Managers trading in the Common Stock for the Managers’ own accounts and for the accounts of their clients at the same time as sales of the Shares occur pursuant to this Agreement.

(w) That each acceptance by the Company of an offer to purchase the Shares hereunder shall be deemed to be an affirmation to the Managers that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Time of Sale and the Settlement Date for the Shares relating to such acceptance as though made at and as of each of such dates (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(x) The Company will promptly notify the Managers when the Maximum Program Amount has been sold pursuant to this Agreement.

6. Agreements of the Managers. Each Manager agrees with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Manager that otherwise would not be required to be filed by the Company thereunder, but for the action of such Manager.

7. Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Company will pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including, without limiting the generality of the foregoing, all costs, taxes and expenses incident to the issue and delivery of any Shares, all fees and expenses of the Company’s counsel, the reasonable fees and disbursements of Managers’ counsel not to exceed $125,000 (and the Managers shall not be responsible for any amounts in excess thereof), all fees and expenses of accountants, all costs and expenses incident to the preparation, printing, filing and distribution of the Registration Statement (including all exhibits thereto), any Preliminary Prospectus, the Prospectus (including all documents incorporated by reference therein), any Issuer Free Writing Prospectus and any amendments thereof or supplements thereto, all costs and expenses (including fees and expenses of counsel) incurred in connection with “blue sky” qualifications, all costs and expenses of the printing and distribution of all documents in connection with the offering of the Shares, the cost of listing any Shares on Nasdaq, the fees and expenses of the transfer agent (including related fees and expenses of any counsel to such parties) and all expenses and application fees incurred in connection with any filing with, and clearance of any offering by FINRA.

8. Conditions to the Managers’ Obligations. The obligations of the Managers are subject to the following conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all filings required by Rule 433 under the Act shall have been made, and no such filings shall have been made without the consent of the Managers; no stop order suspending the effectiveness of the Registration Statement or any part thereof or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or threatened by the Commission; no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Act has been received by the Company; and all requests for additional information on the part of the Commission shall have been complied with to the Managers’ reasonable satisfaction.

(b) On each date specified in Section 5(q), and on such other dates as may be reasonably requested by the Managers, the Managers shall have received opinion letters, dated such date, of Amanda Rome, Executive Vice President and General Counsel of the Company or Amy L. Schneider, Vice President, Corporate Secretary and Securities of the Company (or other reasonably acceptable internal counsel of the Company), that address substantially the matters set forth in Exhibit B, and Jones Day, Chicago, Illinois, counsel for the Company, that address substantially the matters set forth in Exhibit C.

(c) On each date specified in Section 5(r), and on such other dates as may be reasonably requested by the Managers, the Managers shall have received opinions or opinions and negative assurance letters, dated such date, from Hunton Andrews Kurth LLP, New York, New York, counsel for the Managers, with respect to such matters as the Managers may reasonably request, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d) On each date specified in Section 5(p), the Managers shall have received a certificate of the President, Executive Vice President, Senior Vice President or any Vice President of the Company, dated such date, as to the matters set forth in paragraphs (a) and (h) of this Section 8 and to the further effect that the signers of such certificate have examined the Registration Statement, the Prospectus and this Agreement and that, to the best of his or her knowledge:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of such date with the same effect as if made on such date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date; and

(ii) there has been no material adverse change in the condition of the Company and its subsidiaries taken as a whole, financial or otherwise, whether or not arising in the ordinary course of business, from that set forth in or contemplated by the Registration Statement, the Disclosure Package, or the Prospectus.

(e) On each date specified in Section 5(s), the Managers shall have received letters from Deloitte & Touche LLP, independent public accountants for the Company (dated each such date, and in form and substance satisfactory to the Managers) advising that (i) they are an independent registered public accounting firm with respect to the Company as required by the Act and published rules and regulations of the Commission thereunder, (ii) in their opinion, the consolidated financial statements and supplemental schedules included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus and covered by their opinion filed with the Commission under Section 13 of the Exchange Act comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the published rules and regulations of the Commission thereunder, (iii) that they have performed limited procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Company, a reading of the minutes of meetings of the Board of Directors, committees thereof, and of the shareholders of the Company since the date of the most recent audited financial statements included or incorporated by reference in the Disclosure Package or the Prospectus, inquiries of officials of the Company responsible for financial accounting matters and such other inquiries and procedures as may be specified in such letter, and on the basis of such limited review and procedures nothing came to their attention that caused them to believe that: (A) (1) any material modifications should be made to any unaudited consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus for them to be in conformity with generally accepted accounting principles or (2) any unaudited consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the rules and regulations of the Commission applicable to Form 10-Q; and (B) with respect to the period subsequent to the date of the most recent financial statements included or incorporated by reference in the Disclosure Package or the Prospectus and except as set forth in or contemplated by the Registration Statement, the Disclosure Package or the Prospectus, there were any adverse changes, at a specified date not more than three business days prior to the date of the letter, in the capital stock of the Company, incurrences of long-term debt of the Company on a consolidated basis as compared to the amounts shown on the most recent consolidated balance sheet included or incorporated by reference in the Disclosure Package or the Prospectus or, as of a specified date, there were any decreases in stockholders’ equity or net current assets of the Company on a consolidated basis as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated by reference in the Disclosure Package or the

Prospectus, or for the period from the date of the most recent financial statements included or incorporated by reference in the Disclosure Package or the Prospectus to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in operating revenues, operating income or net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Managers; and (iv) they have carried out specified procedures performed for the purpose of comparing certain specified financial information and percentages (which is limited to financial information derived from general accounting records of the Company or, to the extent not so derived, from schedules prepared by Company officers responsible for such accounting records) included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus with indicated amounts in the financial statements or accounting records of the Company and (excluding any questions of legal interpretation) have found such information and percentages to be in agreement with the relevant accounting and financial information of the Company referred to in such letter in the description of the procedures performed by them.

(f) Subsequent to the respective dates as of which information is given in the Registration Statement and the Disclosure Package, there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 8 which makes it impractical or inadvisable in the judgment of the Managers to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated by the Disclosure Package.

(g) Subsequent to the later of (A) the execution and delivery of this Agreement and (B) the immediately preceding Representation Date, (i) no downgrading shall have occurred in the rating accorded any debt securities or preferred stock of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of the Exchange Act (other than downgrades of debt securities issued by or on behalf of governmental entities for the benefit of the Company solely as a result of downgrades of ratings of any third parties insuring such debt securities) and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the debt securities or preferred stock of or guaranteed by the Company (other than an announcement with positive implications of a possible upgrading and other than with respect to debt securities issued by or on behalf of governmental entities for the benefit of the Company solely as a result of any such announcement with respect to any third parties insuring such debt securities).

(h) Since the most recent dates as of which information is given in the Disclosure Package and the Prospectus there has been no material adverse change in the condition of the Company and its subsidiaries taken as a whole, financial or otherwise, whether or not arising in the ordinary course of business, otherwise than as set forth or contemplated in the Disclosure Package and the Prospectus, the effect of which is in the judgment of the Managers so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or the delivery of the Shares on the terms and in the manner contemplated by this Agreement and the Prospectus.

(i) No Manager shall have advised the Company that the Registration Statement, Disclosure Package or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact which in the opinion of counsel for the Managers is material or omits to state a fact which in the opinion of counsel for the Managers is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(j) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of any Settlement Date, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of any Settlement Date, prevent the issuance or sale of the Shares.

(k) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement and the transactions contemplated hereby shall be reasonably satisfactory to counsel to the Managers and prior to any Settlement Date, the Company shall have furnished to the Managers such other customary information, certificates and documents as they may reasonably request.

(l) The Shares shall have been approved for listing on Nasdaq at or prior to the applicable Settlement Date.

(m) The Common Stock shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(n) The Company shall not have submitted an order to sell Shares to any Manager in an amount to the extent that the sum of (x) the gross sales price of Shares requested to be sold by any Manager plus (y) the aggregate gross sales price of shares of Common Stock previously issued and sold pursuant to this Agreement would exceed the Maximum Program Amount.

9. Indemnification.

(a) The Company agrees to indemnify and hold harmless each Manager, its affiliates, directors and officers and each person, if any, who controls such Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus, the Prospectus Supplement (including any Interim Prospectus Supplement), the Disclosure Package, any free writing prospectus that the Company has filed (or any amendment or supplement thereto), or any Issuer Free Writing Prospectus (or any amendment or supplement thereto) or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Manager furnished to the Company in writing by such Manager expressly for use therein.

(b) Each Manager agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted as such fees and expenses are incurred) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Manager furnished to the Company in writing by such Manager expressly for use in the Registration Statement, the Prospectus (including any Interim Prospectus Supplement), the Disclosure Package, or any Issuer Free Writing Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information so furnished consists of the information described in Section 9(g) hereof as being provided by the Managers.

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person, which may be counsel to the Indemnifying Person, to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding as incurred. In any such proceeding, any Indemnified

Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Manager, its affiliates, directors and officers and any control persons of such Manager shall be designated in writing by the Managers and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Person on the one hand and the Indemnified Person on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Indemnifying Person on the one hand and the Indemnified Person on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the applicable Manager on the other hand shall be deemed to be in the same respective proportions as the Net Proceeds from the offering of the Shares received by the Company and the total commissions received by such Manager, bear to the aggregate gross sales price of the Shares. The relative fault of the Company on the one hand and the applicable Manager on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Manager expressly for use therein and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall a Manager be required to contribute any amount in excess of the amount by which the total commissions received by such Manager with respect to the offering of the Shares exceeds the amount of any damages that such Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Managers’ obligations to contribute pursuant to this Section 9 are several and not joint.

(f) The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

(g) The Managers severally confirm and the Company acknowledges that the statement that the Managers will not engage in any transactions that stabilize the price of Common Stock appearing in the first sentence of the fifth paragraph in the section entitled “Plan of Distribution” in the Prospectus are correct and constitute the only information concerning the Managers furnished in writing to the Company by or on behalf of the Managers specifically for inclusion in the Registration Statement, the Disclosure Package or the Prospectus.

10. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

11. Termination. (a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through any Manager for the Company, the obligations of the Company, including, but not limited to, its obligations under Section 4 above, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1, Section 7 and Section 9 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) Each Manager, as to itself, shall have the right, by giving written notice as hereinafter specified, to terminate its own obligations under this Agreement in its sole discretion at any time; provided, however, that this Agreement and the obligations hereunder will remain in full force and effect with respect to the other Managers that have not so terminated their obligations.    Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale through such Manager for the Company, the obligations of the Company, including, but not limited to, its obligations under Section 4 above, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1, Section 7 and Section 9 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect until and unless terminated pursuant to Section 11(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (c) shall in all cases be deemed to provide that Section 1, Section 7 and Section 9 of this Agreement shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Managers or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 4.

12. Notices. All communications hereunder will be in writing and, (i) if sent to the Managers, will be mailed, delivered or transmitted and confirmed to them at Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133), BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: ATM Execution Team, email: dg.atm_execution@bofa.com with a copy to Rohan Handa (rohan.handa@bofa.com), Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel (Fax:(646) 291-1469), J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Stephanie Little, email: stephanie.y.little@jpmorgan.com, Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, MUFG Securities Americas Inc., 1221 Avenue of the Americas, 6th Floor, New York, New York 10020-1001, Attention: Capital Markets Group, (Fax: (646) 434-3455) and Wells Fargo Securities, LLC, 500 West 33rd Street, 14th Floor, New York, New York 10001, Attention: Equity Syndicate Department (Fax: (212) 214-5918); or, (ii) if sent to the Company, will be mailed, delivered or transmitted and confirmed to it at 414 Nicollet Mall, Minneapolis, Minnesota 55401, Attention: Paul A. Johnson, Vice President, Treasurer and Investor Relations (Fax: (612) 215-5311).

13. Entire Agreement. (a) This Agreement represents the entire agreement between the Company and the Managers with respect to the preparation of any Registration Statement or the Prospectus, the conduct of the offering and the sale and distribution of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) each Manager has acted and will act at arm’s length and owes no fiduciary duties to, the Company or any other person, (ii) each Manager owes the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) each Manager may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against any Manager arising from an alleged breach of fiduciary duty in connection with the sale and distribution of the Shares.

14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

15. Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, all of which, taken together, shall constitute a single agreement among the parties to such counterparts. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of similar import in this Agreement shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000, the Electronic Signatures and Records Act of 1999, or any other similar state Laws based on the Uniform Electronic Transactions Act.

16. Amendment and Waiver. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties thereto.

17. Other. Time shall be of the essence for all purposes of this Agreement. As used herein, “business day” shall mean any day other than a day on which banks are permitted or required to be closed in New York City.

18. USA PATRIOT Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Managers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Managers to properly identify their respective clients.

19. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Manager that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Manager of this Agreement or any Terms Agreement, and any interest and obligation in or under this Agreement or any Terms Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement or any Terms Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Manager that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement or any Terms Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement or any Terms Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 19:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature page follows]

Very truly yours, XCEL ENERGY INC.

By:	/s/ Paul A. Johnson
Name: Paul A. Johnson
Title: Vice President, Treasurer and Investor Relations

[Signature Page to Equity Distribution Agreement]

Accepted as of the date first written above BARCLAYS CAPITAL INC.			MORGAN STANLEY & CO. LLC

By:	/s/ Rob Stowe		By:	/s/ Tegh Kapur
	Name:	Rob Stowe		Name:	Tegh Kapur
	Title:	Managing Director		Title:	Executive Director

BOFA SECURITIES, INC.			MUFG SECURITIES AMERICAS INC.

By:	/s/ Michael Dunne		By:	/s/ Jason J. Demark
	Name:	Michael Dunne		Name:	Jason J. Demark
	Title:	Managing Director		Title:	Director

CITIGROUP GLOBAL MARKETS INC.			WELLS FARGO SECURITIES, LLC

By:	/s/ Thomas Murray		By:	/s/ Michael Tiedemann
	Name:	Thomas Murray		Name:	Michael Tiedemann
	Title:	Director		Title:	Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Brett Chalmers
	Name:	Brett Chalmers
	Title:	Vice President

[Signature Page to Equity Distribution Agreement]

SCHEDULE I

Issuer Free Writing Prospectus

None.

I-1

SCHEDULE II

Due Diligence Protocol

Set forth below are guidelines for use by the Company and the Managers in connection with the Managers’ continuous due diligence efforts in connection with the sale and distribution of the Shares pursuant to the Agreement. For the avoidance of doubt, the Company has agreed that no sales under the Agreement will be requested or made at any time the Company is, or could be deemed to be, in possession of material non-public information with respect to the Company.

1.

On or immediately prior to each Representation Date, in addition to the documents provided pursuant to Sections 5(p), (q), (r) and (s) of the Agreement, the Managers expect to conduct a due diligence call with the appropriate business, financial, accounting and legal representatives of the Company.

2.

During any sales period specified in a transaction confirmation, the Managers expect to conduct a weekly “bring-down” due diligence call with the appropriate business, financial, accounting and legal representatives of the Company.

The foregoing is an expression of current intent only, and shall not in any manner limit the Managers’ rights under the Agreement, including the Managers’ right to require such additional due diligence procedures as the Managers may reasonably request pursuant to the Agreement.

II-1

SCHEDULE III

Authorized Representatives

Name	Title

Robert C. Frenzel	President and Chief Executive Officer

Brian J. Van Abel	Executive Vice President and Chief Financial Officer

Paul A. Johnson	Vice President, Treasurer and Investor Relations

III-1

Exhibit A

[Letterhead of Manager]

__________, 20__

Xcel Energy Inc.

414 Nicollet Mall

Minneapolis, Minnesota 55401

Attention: __________

VIA ELECTRONIC MAIL

TRANSACTION CONFIRMATION

Dear __________:

This Transaction Confirmation sets forth the terms of the agreement of [•] (the “Manager”) with Xcel Energy Inc. (the “Company”) relating to the issuance and sale of up to $800,000,000 shares of the Company’s common stock, par value $2.50 per share, pursuant to the Equity Distribution Agreement between the Company and the Managers named therein, dated November 5, 2021 (the “Agreement”). Unless otherwise defined below, capitalized terms defined in the Agreement shall have the same meanings when used herein.

By countersigning or otherwise indicating in writing the Company’s acceptance of this Transaction Confirmation (an “Acceptance”), the Company shall have agreed with the Manager to engage in the following transaction:

[Number of Shares to be sold] or [Aggregate Gross Price of Shares to be sold]:

Minimum price at which Shares may be sold:

Date(s) on which Shares may be sold:

Compensation to Manager (if different than the Agreement):

The transaction set forth in this Transaction Confirmation will not be binding on the Company or the Manager unless and until the Company delivers its Acceptance; provided, however, that neither the Company nor the Manager will be bound by the terms of this Transaction Confirmation unless the Company delivers its Acceptance by ____ a.m./p.m. (New York time) on the date hereof________, 20__.

A-1

The transaction, if it becomes binding on the parties, shall be subject to all of the representations, warranties, covenants and other terms and conditions of the Agreement, except to the extent amended or modified hereby, all of which are expressly incorporated herein by reference. Each of the representations and warranties set forth in the Agreement shall be deemed to have been made at and as of every Time of Sale, every Settlement Date and every Representation Date.

If the foregoing conforms to your understanding of our agreement, please so indicate your Acceptance by signing below.

Very truly yours, [•]

By:
Name:
Title:

ACCEPTED as of the date first above written XCEL ENERGY INC.

By:
Name:
Title:

A-2

Exhibit B

Matters to be addressed by opinion letter of Company counsel

[provided separately]

B-1

Exhibit C

Matters to be addressed by opinion letter of Jones Day

[provided separately]

C-1